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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Exelixis, Inc. of our report dated January 31, 2000, except as to the fifth paragraph of Note 1 which is as of April 7, 2000, relating to the consolidated financial statements of Exelixis, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


San Jose, California
October 30, 2000